                                                                     EXHIBIT 5.1


                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]

                                January 30, 2001



U.S. Restaurant Properties, Inc.
12240 Inwood Road
Suite 200
Dallas, Texas 75244

Dear Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for offering by the selling stockholder named therein (the "Selling Stockholder") of up to 592,025 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Bylaws and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         We assume that (i) prior to the issuance of any shares of Common Stock there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock and (ii) appropriate certificates representing shares of Common Stock will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

U.S. Restaurant Properties, Inc.
January 30, 2001
Page 2


         Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that when the Registration Statement has become effective under the Act and the shares of Common Stock have been offered in the manner contemplated by the Registration Statement and the Prospectus such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

         The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Maryland and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Sincerely,


                                       LOCKE LIDDELL & SAPP LLP